Exhibit 99.1

Williams Scotsman Announces Fourth Quarter and Full Year 2017 Results

BALTIMORE (March 15, 2018) - WillScot Corporation (NASDAQ: WSC) (“Williams Scotsman”) today announced its fourth quarter and full year 2017 financial results. As a result of the Business Combination and the Carve-Out Transaction described below, (i) Williams Scotsman’s consolidated financial results for periods prior to November 29, 2017 reflect the financial results of Williams Scotsman International, Inc. (“WSII”) and its consolidated subsidiaries, as the accounting predecessor to Williams Scotsman, and (ii) for periods from and after this date, Williams Scotsman’s financial results reflect those of Williams Scotsman and its consolidated subsidiaries (including WSII and its subsidiaries) as the successor following the Business Combination.(1)

Williams Scotsman Fourth Quarter 2017 Highlights(2)

•                  Revenues of $120.4 million, representing a 16.8% (or $17.3 million) year-over-year increase

•                  Modular - US modular space average monthly rental rate of $560, or a 10.2% year-over-year increase

•                  Modular - US average modular space units on rent increased 2,125 (or 6.0% year-over-year increase) and average modular space utilization increased 190 basis points (“bps”) to 75.0%

•                  Consolidated net loss of $(125.4) million includes legacy administrative costs, interest expense, and discontinued operations associated with the Algeco Group; non-cash goodwill write-off; and other discrete costs associated with the WSII spin-out and subsequent acquisitions

•                  Consolidated Adjusted EBITDA of $31.2 million includes $4.9 million of legacy costs in Corporate and other associated with Algeco Group corporate operations

•                  Adjusted EBITDA of $36.1 million from our Modular - US and Modular - Other North America segments (the “Modular Segments”), representing a 19.1% (or $5.8 million) year-over-year increase

•                  Successfully repositioned our company as the leading modular space provider in North America

•                  WillScot Corporation (formerly known as Double Eagle Acquisition Corp.) acquired WSII on November 29, 2017 (the “Business Combination”)

•                  Williams Scotsman is now a pure play modular space and portable storage provider, having divested WSII’s remote accommodations business (the “Carve-Out Transaction”) prior to the Business Combination

•                  Recapitalized the company with $1.4 billion of new debt and equity financing, with ample liquidity to fund growth:

•                  Secured a new $600.0 million asset backed credit facility with $300.0 million accordion feature

•                  Issued $300.0 million of 7.875% 2022 Senior Secured Notes, and

•                  Secured $500.0 million equity commitment from TDR Capital, $418.3 million of which funded the purchase of new Class A common stock of our company

•                  Completed strategic acquisition of Acton Mobile in December 2017

Williams Scotsman 2017 Highlights

•                  Strength in core Modular - US segment drove consolidated revenue growth of 7.5% year-over-year to $392.9 million

•                  Modular space average monthly rental rate of $538, or a 7.6% year-over-year increase

•                  Average modular space units on rent increased nearly 800 units (or 2.2% year-over-year increase) and average modular space utilization increased 190 bps to 73.9%

•                  Adjusted EBITDA of $110.8 million, representing a 6.7% (or $7.0 million) year-over-year increase

•                  Consolidated net loss of $(149.8) million includes legacy administrative costs, interest expense, and discontinued operations associated with Algeco Group; non-cash goodwill write-off; and other discrete costs associated with the WSII spin-out and subsequent acquisitions

•                  Consolidated Adjusted EBITDA of $108.8 million includes $15.1 million of legacy costs associated with Algeco Group corporate operations

•                  Adjusted EBITDA of $123.9 million from the Modular Segments

	Year Ended December 31,		Three Months Ended December 31,
Adjusted EBITDA by Segment (in millions)(3)	2017	2016	2017	2016
Modular - US	$110.8	$103.8	$31.6	$27.0
Modular - Other North America	13.1	24.4	4.5	3.3
Modular Segments	123.9	128.2	36.1	30.3
Corporate and Other	(15.1)	(21.7)	(4.9)	(10.4)
Consolidated Total	$108.8	$106.5	$31.2	$19.9

	Year Ended December 31,		Three Months Ended December 31,
Net loss (in millions)	2017	2016	2017	2016
Consolidated Total	$(149.8)	$(30.9)	$(125.4)	$(25.3)

(1) - The Business Combination was accounted for as a reverse acquisition of Double Eagle Acquisition Corp. by WSII. Prior to completing the Business Combination, WSII’s parent company, Algeco Scotsman Global S.á r.l. (together with its subsidiaries, the “Algeco Group”), undertook an internal restructuring in which WSII’s remote accommodations business was removed from WSII and retained by the Algeco Group. Financial results from WSII’s former remote accommodations business are presented as discontinued operations in the financial statements.

(2) -  Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of Adjusted EBITDA, as well as segment-level results (Modular Segments Adjusted EBITDA) to net loss, have been provided in the financial statement tables included in this press release. An explanation of these non-GAAP financial measures is included below under the heading “Non-GAAP Financial Measures.” Please see the non-GAAP reconciliation tables included at the end of this press release

(3) - Subsequent to the Business Combination, WSII operates in two operating segments (i) Modular - US (comprised of the contiguous 48 states and Hawaii), and (ii) Modular - Other North America (comprised of Canada, Alaska and Mexico). Corporate and other includes eliminations of costs and revenue between the operating segments, including the remote accommodations business prior to the Carve-Out Transaction, and the costs of certain corporate functions not directly attributable to the underlying segments incurred by the Algeco Group prior to or in connection with the Business Combination. Algeco Group legacy corporate overhead costs will not be included in our results going forward.

Brad Soultz, President and Chief Executive Officer of Williams Scotsman commented, “2017 was a transformational year for Williams Scotsman, having completely recapitalized the Company in our Business Combination and secured the capital resources required to accelerate our growth.  I am delighted with our performance in the fourth quarter, with our Modular Segments’ Adjusted EBITDA up 19.1% year-over-year, driven by the continued momentum of our ‘Ready to Work’ solutions and the scalability of our operating platform to grow units on rent across both of our Modular Segments. In our Modular - US segment in particular, modular space units on rent were up 6.0% and average monthly rate was up 10.2% in the fourth quarter year-over-year, evidencing the success our value proposition and growth initiatives have in the market.”

Soultz continued, “We are accelerating robust organic growth with the acquisitions of Acton Mobile and Tyson Onsite. These strategic assets build seamlessly upon our existing platform, further differentiate Williams Scotsman with our customers, and expand our distribution of value added products and services. Looking ahead, our end markets are strong, we remain excited about the momentum in our core US business, and look to build upon this momentum in 2018.”

Fourth Quarter 2017 Results

Total consolidated revenues increased 16.8% to $120.4 million, as compared to $103.1 million in the prior year quarter.

•                  Modular - US segment revenue increased 14.3% to $103.6 million as compared to $90.6 million in the prior year quarter, with modular space average units on rent up 6.0% and average monthly rental rate up 10.2% compared to the prior year quarter.

•                  Modular - Other North America segment revenue increased 33.1% to $16.9 million compared to $12.7 million in the prior year quarter, with modular space average units on rent up 8.6% and average monthly rental rate up 3.3% compared to the prior year quarter.

The Modular Segments delivered Adjusted EBITDA of $36.1 million, up 19.1% compared to $30.3 million in the prior year quarter.  Modular - US segment Adjusted EBITDA increased 17.0% to $31.6 million and Modular - Other North America segment Adjusted EBITDA increased 36.4% to $4.5 million from the prior year quarter. Consolidated Adjusted EBITDA increased 56.8% to $31.2 million, as compared to $19.9 million in the prior year quarter.

Consolidated net loss was $(125.4) million due to the transaction activity in the quarter, goodwill impairment and legacy costs associated with the Algeco Group discussed below.

Full Year 2017 Results

Total consolidated revenues increased 4.5% to $445.9 million, as compared to $426.6 million in the prior year ended December 31, 2016. Leasing and services revenue increased 6.1% to $387.7 million, as compared to $365.4 million in the prior year.

•                  In our Modular - US segment, revenue increased 7.5% to $392.9 million, as compared to $365.5 million in the prior year. Leasing and services revenue increased 10.5% to $345.4 million from $312.6 million in the prior year.  Average modular space units on rent increased 2.2% to 36,166, average modular space utilization rate increased 190 bps to 73.9%, and average monthly rental rate increased 7.6% compared to the prior year.

•                  Our Modular - Other North America segment revenue decreased 13.4% to $53.7 million compared to $62.0 million in the prior year. Our Modular - Other North America segment leasing and services revenue decreased 20.0% to $42.9 million from $53.6 million in the prior year driven primarily by a single project that reached completion in July 2016. The completion of this project drove $10.2 million of the revenue decline in the Modular - Other North America segment.

Consolidated Adjusted EBITDA increased 2.2% to $108.8 million, as compared to $106.5 million in the prior year.

•                  Our Modular Segments contributed Adjusted EBITDA of $123.9 million, with Modular - US segment Adjusted EBITDA increasing 6.7% to $110.8 million and the Modular - Other North America segment decreasing to $13.1 million.  We believe that the financial results from the Modular Segments most accurately represent the performance of our ongoing operations.

•                  The Corporate & other segment isolates selling, general and administrative costs related to WSII’s former parent company, Algeco Group, which were incurred prior to, or in connection with, the Business Combination of Double Eagle and WSII.  Adjusted EBITDA from the Corporate & Other segment increased from $(21.7) million in 2016 to $(15.1) million in 2017.  Algeco Group legacy corporate overhead costs will not be included in our results going forward.

2017 was a transformational year with several complex transactions occurring in Q4 to effect the Business Combination. First, immediately prior to the Business Combination, the Algeco Group undertook the Carve-Out Transaction.  The results of the former remote accommodations segment through November 29, 2017 are reflected as discontinued operations in the financial statements. In 2017, we incurred $(15.1) million of Adjusted EBITDA losses in the Corporate and other segment and $119.3 million of interest expense primarily incurred under the legacy Algeco Group corporate structure. The Business Combination and the Carve-out Transaction resulted in $33.3 million of transaction costs in the period, including expenses related to the Algeco Group long-term incentive plan. Currency gains of $12.9 million in the period were primarily driven by favorable changes in currency related to former Algeco Group intercompany loans, and an impairment of goodwill resulted in $60.7 million of non-cash charges.  These extraordinary and transformational transactions resulted in a $(149.8) million net loss in 2017, amidst strong performance from our Modular Segments.

2018 Outlook

Timothy Boswell, Chief Financial Officer of Williams Scotsman commented, “We are exiting the fourth quarter of 2017 with momentum in our core operational metrics, and we expect to deliver a strong year of organic growth in 2018, which will be supplemented by our two recent acquisitions.”  The company’s outlook for the full year 2018, inclusive of the Acton and Tyson acquisitions, appears below. This guidance is subject to the risks and uncertainties described in the “Forward-Looking Statements” below:

•                                          Total revenue between $560 million and $600 million

•                                          Adjusted EBITDA between $165 million and $175 million

•                                          Net rental capital expenditures after gross rental unit sales between $70 million and $100 million

Conference Call Information

Williams Scotsman will host a conference call and webcast to discuss its Q4 and FY17 results at 10:00 a.m. Eastern Time on Friday, March 16, 2018. The live call can be accessed by dialing (855) 312-9420 (US/Canada toll-free) or (210) 874-7774 (International) and asking to be connected to the Williams Scotsman call. A live webcast will also be accessible via the “Events & Presentations” section of the Company’s Investor Relations website https://investors.willscot.com. Choose “Events” and select the information pertaining to the Q4 and FY17 WSC Earnings Conference Call. Additionally, there will be slides accompanying the webcast. Please allow at least 15 minutes prior to the call to register, download and install any necessary software. For those unable to listen to the live broadcast, an audio webcast of the call will be available on the Company’s investor Relations website.

About WillScot Corporation

Headquartered in Baltimore, Maryland, WillScot Corporation is the public holding company for the Williams Scotsman family of companies in the United States, Canada and Mexico. WillScot Corporation trades on the NASDAQ stock exchange under the ticker symbol “WSC.” Williams Scotsman is a specialty rental services market leader providing innovative modular space and portable storage solutions across North America. Williams Scotsman is the modular space supplier of choice for the construction, education, health care, government, retail, commercial, transportation, security and energy sectors. With over half a century of innovative history, organic growth and strategic acquisitions, its branch network includes over 100 locations, its fleet comprises nearly 100,000 modular space and portable storage units and its customer base has grown to approximately 35,000.

Forward Looking Statements

This news release contains forward-looking statements (including the information under “2018 Outlook”) within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. The words “estimates,” “expects,” “anticipates,” “believes,” “forecasts,” “plans,” “intends,” “may,” “will,” “should,” “shall,” and variations of these words and similar expressions identify forward-looking statements, which are generally not historical in nature. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other important factors, many of which are outside our control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Although Williams Scotsman believes that these forward-looking statements are based on reasonable assumptions, it can give no assurance that any such forward-looking statement will materialize. Important factors that may affect actual results or outcomes include, among others, our ability to acquire and integrate new assets and operations; our ability to manage growth and execute our business plan; our estimates of the size of the markets for our products; the rate and degree of market acceptance of our products; the success of other competing modular space and portable storage solutions that exist or may become available; rising costs adversely affecting our profitability; potential litigation involving our company; general economic and market conditions impacting demand for our products and services; implementation of tax reform; our ability to implement and maintain an effective system of internal controls; and such other risks and uncertainties described in the periodic reports we file with the Securities and Exchange Commission (“SEC”) from time to time (including our Current Report on Form 8-K filed with the SEC on December 5, 2017), which are available through the SEC’s EDGAR system at www.sec.gov and on our website. Any forward-looking statement speaks only at the date which it is made, and Williams Scotsman disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

This press release includes non-GAAP financial measures, including Adjusted EBITDA. Williams Scotsman believes that this non-GAAP measure is useful to investors because it (i) allows investors to compare performance over various reporting periods on a consistent basis by removing from operating results the impact of items that do not reflect core operating performance; (ii) is used by our board of directors and management to assess our performance; (iii) may, subject to the limitations described below, enable investors to compare the performance of Williams Scotsman to its competitors; and (iv) provides an additional tool for investors to use in evaluating ongoing operating results and trends. A metric similar to Adjusted EBITDA is also used to evaluate Williams Scotsman’s ability to service its debt. This non-GAAP measure should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. Other companies may calculate Adjusted EBITDA and other non-GAAP financial measures differently, and therefore Williams Scotsman’s non-GAAP financial measures may not be directly comparable to similarly titled measures of other companies. For reconciliation of the non-GAAP measures used in this press release, see “Reconciliation of non-GAAP Financial Measures: Net Income (Loss) to Adjusted EBITDA” included in this press release.

Additional Information and Where to Find It

Additional information about the transaction can be found on the Williams Scotsman investor relations website at https://investors.willscot.com.

WillScot Corporation

Consolidated Statements of Operations

(Unaudited; in thousands, except share data)

	Year Ended December 31,
	2017	2016	2015
Revenues:
Leasing and services revenue:
Modular leasing	$297,821	$283,550	$300,212
Modular delivery and installation	89,850	81,892	83,103
Sales:
New units	36,371	39,228	54,359
Rental units	21,900	21,942	15,661
Total revenues	445,942	426,612	453,335
Costs:
Cost of leasing and services:
Modular leasing	83,588	75,516	80,081
Modular delivery and installation	85,477	75,359	77,960
Cost of sales:
New units	26,025	27,669	43,626
Rental units	12,643	10,894	10,255
Depreciation of rental equipment	72,639	68,981	78,473
Gross profit	165,570	168,193	162,940
Selling, general and administrative	162,351	139,093	139,355
Other depreciation and amortization	8,653	9,019	22,675
Impairment losses on goodwill	60,743	5,532	—
Restructuring costs	2,196	2,810	9,185
Currency (gains) losses, net	(12,878)	13,098	11,308
Other expense, net	2,827	1,831	1,189
Operating loss	(58,322)	(3,190)	(20,772)
Interest expense	119,308	94,671	92,028
Interest income	(12,232)	(10,228)	(9,778)
Loss from continuing operations before income tax	(165,398)	(87,633)	(103,022)
Income tax benefit	(936)	(24,502)	(34,069)
Loss from continuing operations	(164,462)	(63,131)	(68,953)
Income (loss) from discontinued operations, net of tax	14,650	32,195	(2,634)
Net loss	(149,812)	(30,936)	(71,587)
Less net loss attributable to non-controlling interest, net of tax	(2,110)	—	—
Total loss attributable to WSC	$(147,702)	$(30,936)	$(71,587)

Net (loss) income per share attributable to WSC – basic and diluted
Continuing operations	$(8.21)	$(4.34)	$(4.74)
Discontinued operations	$0.74	$2.21	$(0.18)
Net loss per share	$(7.47)	$(2.13)	$(4.92)

Weighted Average Shares
Basic and diluted	19,760,189	14,545,833	14,545,833
Cash dividends declared per share	—	—	—

Unaudited Quarterly Consolidated Operating Data

(in thousands, except for units on rent and monthly rental rate)	Q1’17	Q2’17	Q3’17	Q4’17	YTD 2017
Revenue	$99,321	$110,077	$116,162	$120,382	$445,942
Gross profit	$37,938	$39,583	$41,269	$46,780	$165,570
Adjusted EBITDA	$21,946	$26,247	$29,385	$31,231	$108,809
Capital expenditures for rental equipment	$22,677	$27,625	$25,508	$26,400	$102,210
Modular space units on rent (average during the period)	39,887	40,680	41,465	43,126	41,263
Average modular space utilization rate	68.3%	69.8%	71.3%	71.9%	70.3%
Average modular space monthly rental rate	$515	$534	$541	$556	$538
Portable storage units on rent (average during the period)	13,083	12,339	12,241	12,575	12,599
Average portable storage utilization rate	73.7%	70.0%	69.8%	71.2%	71.4%
Average portable storage monthly rental rate	$113	$114	$117	$120	$116

(in thousands, except for units on rent and monthly rental rate)	Q1’16	Q2’16	Q3’16	Q4’16	YTD 2016
Revenue	$102,668	$110,278	$110,611	$103,055	$426,612
Gross profit	$40,380	$46,959	$42,547	$38,307	$168,193
Adjusted EBITDA	$23,992	$34,904	$27,725	$19,893	$106,514
Capital expenditures for rental equipment	$11,458	$16,314	$18,140	$18,056	$63,968
Modular space units on rent (average during the period)	41,089	40,847	40,839	40,574	40,800
Average modular space utilization rate	68.8%	69.1%	69.5%	69.3%	69.1%
Average modular space monthly rental rate	$525	$530	$532	$508	$524
Portable storage units on rent (average during the period)	13,933	13,410	13,531	14,128	13,782
Average portable storage utilization rate	77.2%	75.0%	75.8%	79.3%	77.0%
Average portable storage monthly rental rate	$111	$112	$113	$112	$111

Unaudited Quarterly Segment Operating Data

Modular - US

(in thousands, except for units on rent and monthly rental rate)	Q1’17	Q2’17	Q3’17	Q4’17	YTD 2017
Revenue	$87,415	$98,209	$103,678	$103,631	$392,933
Gross profit	$33,815	$35,954	$37,766	$41,150	$148,685
Adjusted EBITDA	$23,683	$26,329	$29,177	$31,633	$110,822
Capital expenditures for rental equipment	$22,049	$25,909	$24,147	$24,273	$96,378
Modular space units on rent (average during the period)	35,074	35,780	36,183	37,727	36,166
Average modular space utilization rate	72.3%	73.8%	74.7%	75.0%	73.9%
Average modular space monthly rental rate	$513	$535	$542	$560	$538
Portable storage units on rent (average during the period)	12,724	11,988	11,894	12,222	12,246
Average portable storage utilization rate	74.6%	70.7%	70.6%	71.9%	72.2%
Average portable storage monthly rental rate	$113	$114	$117	$119	$116

(in thousands, except for units on rent and monthly rental rate)	Q1’16	Q2’16	Q3’16	Q4’16	YTD 2016
Revenue	$86,092	$93,523	$95,259	$90,622	$365,496
Gross profit	$31,449	$38,552	$34,178	$34,817	$138,996
Adjusted EBITDA	$22,517	$29,509	$24,781	$26,991	$103,798
Capital expenditures for rental equipment	$10,337	$15,357	$17,308	$17,416	$60,418
Modular space units on rent (average during the period)	35,245	35,205	35,552	35,602	35,372
Average modular space utilization rate	70.8%	71.5%	72.7%	73.1%	72.0%
Average modular space monthly rental rate	$490	$497	$502	$508	$500
Portable storage units on rent (average during the period)	13,563	13,068	13,192	13,773	13,430
Average portable storage utilization rate	78.2%	76.1%	76.9%	80.4%	78.1%
Average portable storage monthly rental rate	$110	$111	$113	$112	$111

Modular - Other North America

(in thousands, except for units on rent and monthly rental rate)	Q1’17	Q2’17	Q3’17	Q4’17	YTD 2017
Revenue	$12,059	$12,010	$12,723	$16,864	$53,656
Gross profit	$4,266	$3,769	$3,744	$5,753	$17,532
Adjusted EBITDA	$3,119	$2,506	$2,961	$4,513	$13,099
Capital expenditures for rental equipment	$628	$1,716	$1,361	$2,127	$5,832
Modular space units on rent (average during the period)	4,813	4,900	5,282	5,399	5,097
Average modular space utilization rate	48.9%	50.0%	54.1%	55.8%	52.2%
Average modular space monthly rental rate	$530	$534	$536	$527	$532
Portable storage units on rent (average during the period)	359	351	347	353	353
Average portable storage utilization rate	52.7%	51.8%	51.9%	54.0%	52.6%
Average portable storage monthly rental rate	$110	$118	$123	$125	$119

(in thousands, except for units on rent and monthly rental rate)	Q1’16	Q2’16	Q3’16	Q4’16	YTD 2016
Revenue	$16,867	$16,886	$15,504	$12,747	$62,004
Gross profit	$9,185	$8,546	$7,976	$4,375	$30,082
Adjusted EBITDA	$7,724	$6,861	$6,444	$3,331	$24,360
Capital expenditures for rental equipment	$1,121	$957	$832	$640	$3,550
Modular space units on rent (average during the period)	5,844	5,642	5,287	4,972	5,428
Average modular space utilization rate	58.5%	56.9%	53.5%	50.4%	54.8%
Average modular space monthly rental rate	$740	$734	$733	$510	$685
Portable storage units on rent (average during the period)	370	342	339	355	352
Average portable storage utilization rate	51.5%	48.8%	49.1%	51.7%	50.3%
Average portable storage monthly rental rate	$114	$118	$121	$114	$117

Corporate and Other (a)

(in thousands)	Q1’17	Q2’17	Q3’17	Q4’17	YTD 2017
Revenue	$(153)	$(142)	$(239)	$(113)	$(647)
Gross profit	$(143)	$(140)	$(241)	$(123)	$(647)
Adjusted EBITDA	$(4,856)	$(2,588)	$(2,753)	$(4,915)	$(15,112)

(in thousands)	Q1’16	Q2’16	Q3’16	Q4’16	YTD 2016
Revenue	$(291)	$(131)	$(152)	$(314)	$(888)
Gross profit	$(254)	$(139)	$393	$(885)	$(885)
Adjusted EBITDA	$(6,249)	$(1,466)	$(3,500)	$(10,429)	$(21,644)

(a)         Included in the corporate & other segment are selling, general and administrative costs related to the Algeco Group’s corporate costs incurred prior to or as part of the Business Combination which are not anticipated to be part of the ongoing costs of WSC.

WillScot Corporation

Consolidated Balance Sheets

(Unaudited; in thousands, except share data)

	December 31,
	2017	2016
Assets
Cash and cash equivalents	$9,185	$2,352
Trade receivables, net of allowances for doubtful accounts at December 31, 2017 and 2016 of $4,845 and $4,167, respectively	94,820	71,434
Inventories	10,082	8,938
Prepaid expenses and other current assets	13,696	39,903
Current assets - discontinued operations	—	14,881
Total current assets	127,783	137,508
Rental equipment, net	1,040,146	814,898
Property, plant and equipment, net	83,666	84,226
Notes due from affiliates	—	256,625
Goodwill	28,609	56,811
Intangible assets, net	126,259	125,000
Other non-current assets	4,279	1,952
Non-current assets - discontinued operations	—	222,430
Total long-term assets	1,282,959	1,561,942
Total assets	$1,410,742	$1,699,450
Liabilities
Commitments and Contingencies
Accounts payable	57,051	33,079
Accrued liabilities	48,912	44,910
Accrued interest	2,704	26,909
Deferred revenue and customer deposits	45,182	29,974
Current portion of long-term debt	1,881	1,889
Current liabilities - discontinued operations	—	35,894
Total current liabilities	155,730	172,655
Long-term debt	624,865	655,694
Notes due to affiliates	—	677,240
Deferred tax liabilities	120,865	118,173
Deferred revenue and customer deposits	5,377	—
Other non-current liabilities	19,355	11,204
Non-current liabilities - discontinued operations	—	41,353
Long-term liabilities	770,462	1,503,664
Total liabilities	926,192	1,676,319
Class A common stock: $0.0001 par, 400,000,000 shares authorized, 84,644,774 and 14,545,833 shares issued and outstanding at December 31, 2017 and 2016, respectively	8	1
Class B common stock: $0.0001 par, 100,000,000 shares authorized, 8,024,419 and 0 shares issued and outstanding at December 31, 2017 and 2016, respectively	1	—
Additional paid-in-capital	2,121,926	1,569,175
Accumulated other comprehensive loss	(49,497)	(56,928)
Accumulated deficit	(1,636,819)	(1,489,117)
Total shareholders’ equity	435,619	23,131
Non-controlling interest	48,931	—
Total equity	484,550	23,131
Total liabilities and equity	$1,410,742	$1,699,450

Reconciliation of non-GAAP Financial Measures

Net Income (Loss) to Adjusted EBITDA

We define EBITDA as net income (loss) plus interest (income) expense, income tax expense (benefit), depreciation and amortization. Our Adjusted EBITDA for the historical periods presented was calculated in accordance with our ABL facility and our senior notes, excluding any pro forma adjustments to incorporate the results of acquisitions or future cost savings initiatives. Our adjusted EBITDA reflects the following further adjustments to EBITDA to exclude certain non-cash items and the effect of what we consider transactions or events not related to our core business operations:

•                  Currency (gains) losses, net: on monetary assets and liabilities denominated in foreign currencies other than the subsidiaries’ functional currency. Substantially all such currency gains (losses) are unrealized and attributable to financings due to and from affiliated companies.

•                  Change in fair value of contingent consideration related to non-cash changes in fair value of an acquisition related earnout agreement.

•                  Goodwill and other impairment charges related to non-cash costs associated with impairment charges to goodwill, other intangibles, rental fleet and property, plant and equipment.

•                  Restructuring costs associated with restructuring plans designed to streamline operations and reduce costs.

•                  Other expense includes consulting expenses related to certain one-time projects, financing costs not classified as interest expense, gains and losses on disposals of property, plant, and equipment, and non-cash charges for WSII’s share-based compensation plans.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider the measure in isolation or as a substitute for net income (loss), cash flow from operations or other methods of analyzing Williams Scotsman’s results as reported under GAAP. Some of these limitations are:

•                  Adjusted EBITDA does not reflect changes in, or cash requirements for our working capital needs;

•                  Adjusted EBITDA does not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness;

•                  Adjusted EBITDA does not reflect our tax expense or the cash requirements to pay our taxes;

•                  Adjusted EBITDA does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;

•                  Adjusted EBITDA does not reflect the impact on earnings or changes resulting from matters that we consider not to be indicative of our future operations;

•                  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and Adjusted EBITDA does not reflect any cash requirements for such replacements; and

•                  other companies in our industry may calculate Adjusted EBITDA differently, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA should not be considered as discretionary cash available to reinvest in the growth of our business or as measures of cash that will be available to meet our obligations. The following tables provide unaudited reconciliations of Net loss to Adjusted EBITDA.

The table below presents the unaudited reconciliation of Adjusted EBITDA, which is a non-GAAP measure, to consolidated net loss calculated in accordance with GAAP. See “Non-GAAP Financial Measures” above for further information regarding the

Company’s use of non-GAAP financial measures.

	Year Ended December 31,
(in thousands)	2017	2016	2015
Net loss	$(149,812)	$(30,936)	$(71,587)
Income (loss) from discontinued operations, net of tax	14,650	32,195	(2,634)
Loss from continuing operations	(164,462)	(63,131)	(68,953)
Income tax benefit	(936)	(24,502)	(34,069)
Loss from continuing operations before income taxes	(165,398)	(87,633)	(103,022)
Interest expense, net	107,076	84,443	82,250
Depreciation and amortization	81,292	78,000	101,148
Currency (gains) losses,net	(12,878)	13,098	11,308
Goodwill and other impairments	60,743	5,532	—
Restructuring costs	2,196	2,810	9,185
Transaction Fees	23,881	8,419	—
Algeco LTIP expense	9,382	—	—
Other expense (a)	2,515	1,845	7,655
Adjusted EBITDA	$108,809	$106,514	$108,524

(a) Other expense represents primarily acquisition related costs such as advisory, legal, valuation and other professional fees in connection with actual or potential business combinations, which are expensed as incurred, but do not reflect ongoing costs of the business.

The tables below present the unaudited reconciliations of quarterly Adjusted EBITDA by segment, which is a non-GAAP measure, to quarterly net (loss) income by segment calculated in accordance with GAAP. See “Non-GAAP Financial Measures” above for further information regarding the Company’s use of non-GAAP financial measures.

Quarterly Consolidated Net income (loss) to Adjusted EBITDA Reconciliations

(in thousands)	Q1’17	Q2’17	Q3’17	Q4’17	YTD 2017
Net loss	$(10,179)	$(5,896)	$(8,357)	$(125,380)	$(149,812)
Income from discontinued operations, net of tax	2,205	3,840	5,078	3,527	14,650
Loss from continuing operations	(12,384)	(9,736)	(13,435)	(128,907)	(164,462)
Income tax (benefit) expense	(4,869)	(5,269)	(7,632)	16,834	(936)
Loss from continuing operations before income taxes	(17,253)	(15,005)	(21,067)	(112,073)	(165,398)
Interest expense, net	22,077	26,398	26,447	32,154	107,076
Operating income (loss)	4,824	11,393	5,380	(79,919)	(58,322)
Depreciation and amortization	18,661	19,364	20,914	22,353	81,292
EBITDA	23,485	30,757	26,294	(57,566)	22,970
Impairment on goodwill and other intangibles	—	—	—	60,743	60,743
Currency gains, net	(2,002)	(6,497)	(4,270)	(109)	(12,878)
Restructuring costs	284	684	1,156	72	2,196
Transaction fees	86	776	5,233	17,786	23,881
Algeco LTIP expense	—	—	—	9,382	9,382
Other expense	93	527	972	923	2,515
Adjusted EBITDA	$21,946	$26,247	$29,385	$31,231	$108,809

(in thousands)	Q1’16	Q2’16	Q3’16	Q4’16	YTD 2016
Net (loss) income	$(7,045)	$(933)	$2,325	$(25,283)	$(30,936)
Income from discontinued operations, net of tax	8,692	7,912	10,726	4,865	32,195
Loss from continuing operations	(15,737)	(8,845)	(8,401)	(30,148)	(63,131)
Income tax benefit	(5,038)	(5,993)	(5,651)	(7,820)	(24,502)
Loss from continuing operations before income taxes	(20,775)	(14,838)	(14,052)	(37,968)	(87,633)
Interest expense, net	20,582	20,862	21,077	21,922	84,443
Operating (loss) income	(193)	6,024	7,025	(16,046)	(3,190)
Depreciation and amortization	19,987	18,877	18,576	20,560	78,000
EBITDA	19,794	24,901	25,601	4,514	74,810
Impairment on goodwill and other intangibles	—	—	—	5,532	5,532
Currency (gains) losses, net	(1,445)	6,251	1,055	7,237	13,098
Restructuring costs	184	1,338	497	791	2,810
Transaction fees	5,392	2,066	436	525	8,419
Algeco LTIP expense	—	—	—	—	—
Other expense	67	348	136	1,294	1,845
Adjusted EBITDA	$23,992	$34,904	$27,725	$19,893	$106,514

Consolidated Net loss to Adjusted EBITDA Reconciliation for the Year Ended December 31, 2015

(in thousands)	Full Year
Net loss	$(71,587)
Loss from discontinued operations, net of tax	(2,634)
Loss from continuing operations	(68,953)
Income tax benefit	(34,069)
Loss from continuing operations before income taxes	(103,022)
Interest expense, net	82,250
Operating loss	(20,772)
Depreciation and amortization	101,148
EBITDA	80,376
Impairment on goodwill and other intangibles	—
Currency losses, net	11,308
Restructuring costs	9,185
Transaction fees	—
Algeco LTIP Expense	—
Other expense	7,655
Adjusted EBITDA	$108,524

Modular Segments Adjusted EBITDA non-GAAP Presentation

	Year Ended December 31,		Three Months Ended December 31,
Adjusted EBITDA by Segment (in millions)	2017	2016	2017	2016
Modular - US	$110.8	$103.8	$31.6	$27.0
Modular - Other North America	13.1	24.4	4.5	3.3
Modular Segments	123.9	128.2	36.1	30.3
Corporate and Other	(15.1)	(21.7)	(4.9)	(10.4)
Consolidated Total	$108.8	$106.5	$31.2	$19.9

Contact Information

Investor Inquiries:

Mark Barbalato
investors@willscot.com

Media Inquiries:

Scott Junk
scott.junk@willscot.com